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                                                                      Exhibit 32


                      CERTIFICATION PURSUANT TO SECTION 906

                        OF THE SARBANES-OXLEY ACT OF 2002



In connection with the quarterly report of Broadband Wireless International Corporation, Inc. (the "Company") on Form 10-QSB for the three-month period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dr. Ron Tripp and Michael Williams, Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr. Ron Tripp
---------------------------------
Dr. Ron Tripp
Chief Executive Officer
Date: August 30, 2004

/s/ Michael Williams
---------------------------------
Michael Williams Chief Financial Officer
Date: August 30, 2004

[A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.]